UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Mount Rushmore Road Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2018, Dlorah, Inc. (“Dlorah”), a wholly-owned subsidiary of National American University Holdings, Inc. (the “Company”), and the Company jointly and severally issued to Black Hills Community Bank, N.A. (“Black Hills Community Bank”) a promissory note in the principal amount of $8,000,000 (the “Note”), which is secured by a mortgage granted by Dlorah to Black Hills Community Bank on certain real property located in Pennington County, State of South Dakota, pursuant to a collateral real estate mortgage (the “Mortgage”, and together with the Note, the “Loan Agreements”) entered into between Dlorah and Black Hills Community Bank on the same date as the Note, and certain related rents, as well as a security interest in certain deposit accounts.

The Loan Agreements provide for an $8,000,000 five-year term loan (the “Loan”). The Loan carries a fixed interest rate of 4.0000% (the “Interest Rate”) and is payable as follows: beginning June 17, 2018, 59 monthly consecutive interest-only payments based on the unpaid principal balance of the Loan at the Interest Rate; beginning May 17, 2019, four consecutive annual principal payments of $800,000 each, during which interest will continue to accrue on the unpaid principal balance of the Loan at the Interest Rate; and on May 17, 2023, one payment of the principal balance and accrued interest of the Loan in the amount of $4,816,000. The Company and Dlorah may prepay the Loan at any time without penalty unless the Note is refinanced with proceeds derived from another lender, in which case Black Hills Community Bank will be entitled to a prepayment penalty of 1%. The Loan Agreements also contain various affirmative and negative covenants, including financial covenants and events of default. Proceeds from the Agreements will be used to augment the Company’s cash position to support the Company’s pursuit of growth opportunities.

The foregoing description is qualified in its entirety by the Mortgage, a copy of which is attached hereto as Exhibit 4.1, and the Note, a copy of which is attached hereto as Exhibit 4.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this item is included in Item 1.01 above and incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.
Description

4.1
Collateral Real Estate Mortgage, dated May 17, 2018, by Dlorah, Inc. in favor of Black Hills Community Bank, N.A.

4.2
Promissory Note, dated May 17, 2018, by Dlorah, Inc. and National American University Holdings, Inc. to Black Hills Community Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
President and Chief Executive Officer

Date: May 21, 2018